EXHIBIT 99

                   PRESS RELEASE OF AMERICAN BANK INCORPORATED

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)          Phone:      610-366-1800
         Chairman, President and Chief Executive        Toll-Free:  888-366-6622
         Officer                                        Fax:        610-366-1900

          American Bank Reports 39% Increase in Second Quarter Earnings

Allentown, PA, July 8, 2005 - American Bank, Inc. (NasdaqSC: AMBK), the parent company of American Bank, today announced earnings for the quarter ended June 30, 2005. Net income for the quarter was $842,000, or $0.11 per diluted share, an increase of $240,000, or 39.9%, from the same period in the prior year. At the end of the quarter, assets totaled $521 million, up 2.0% from $511 million at June 30, 2004. Total deposits reached $358 million as of June 30, 2005, up from $351 million from the same time the previous year. American Bank's net loans outstanding totaled $272 million as of June 30, 2005, up from $222 million at the same time last year, an increase of $50 million, or 22.5%.

The improvement in second quarter earnings is attributable to an increase of $10.5 million of average earning assets and an increase of 29 basis points in the net interest margin in the current quarter compared to the prior year. Partially offsetting the improvement in net interest income was an increase of $29,000 in the provision for loan losses, the result of the increase in loans outstanding, and an increase of $185,000 in operating expense.

Net income for the six months ended June 30, 2005 was $1,804,000, or $0.23 per diluted share, an increase of $351,000, or 24.2%, from the same period in the prior year. The improvement in year-to-date earnings is attributable to an increase of $17.1 million of average earning assets and an increase of 31 basis points in the net interest margin in the current six-month period compared to the six-month period in 2004. Partially offsetting the improvement in net interest income was an increase of $120,000 in the provision for loan losses, the result of the increase in loans outstanding, an increase in operating expense of $178,000 and an increase in taxes on income of $156,000.

American Bank common stock last traded at $8.75 per share. American Bank Trust Preferred Securities last traded at $13.50.

About American Bank
-------------------

American Bank serves the Lehigh Valley community in eastern Pennsylvania and is recognized as a leading provider of Internet banking and financial services nationwide. American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. Pcbanker.com delivers a full range of real-time Internet banking, insurance and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has been recognized as one of the top Internet banks in the country by Gomez Advisors, Inc and has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APY's) that were among the highest reported. American Bank is FDIC insured.

American Bank Online and pcbanker.com are registered trademarks for the Internet financial services provided by American Bank, a state-chartered, FDIC insured full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

Forward-Looking Statements
--------------------------

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                               American Bank, Inc.
                         Selected Financial Information
                (In thousands, except per share data and ratios)


                                                        Unaudited
                                                         June 30,           December 31,
                                                    2005          2004          2004
                                                    ----          ----          ----
Selected Financial Condition Data:
Total assets ..................................   $520,842      $511,355      $503,436
Loans receivable, net .........................    271,770       221,589       242,348
Allowance for loan losses .....................      3,072         2,598         2,768
Securities available for sale (at fair value) .    210,592       232,493       220,911
Securities held to maturity (at cost) .........     13,117        13,825        13,480
Deposits ......................................    358,411       350,701       345,732
FHLB advances .................................     95,959       101,328        96,095
Junior subordinated debentures ................     10,187        10,187        10,187
Stockholders' equity ..........................     43,899        37,421        41,910

Book value per share ..........................   $   5.84      $   5.18      $   5.80

Shares outstanding ............................      7,478         7,223         7,223


                                                                                         Unaudited                Unaudited
                                                                                       For the Three             For the Six
                                                                                    Months Ended June 30,    Months Ended June 30,
                                                                                    ---------------------    ---------------------
                                                                                      2005       2004           2005      2004
                                                                                      ----       ----           ----      ----
Selected Operating Data:
Total interest income ...........................................................   $ 6,019    $ 5,047        $11,777   $10,157
Total interest expense ..........................................................     3,414      2,867          6,540     5,717
                                                                                    -------    -------        -------   -------
 Net interest income ............................................................     2,605      2,180          5,237     4,440
Provision for loan losses .......................................................       168        139            304       184
                                                                                    -------    -------        -------   -------
 Net interest income after provision for loan losses ............................     2,437      2,041          4,933     4,256
                                                                                    -------    -------        -------   -------
Fees and service charges ........................................................        49         52            102        95
Net realized gain on sales of mortgage loans ....................................        21         36             45        66
Net realized gain (loss) on sales of securities .................................        (1)       (89)             8       152
Earnings on bank owned life insurance ...........................................        87         75            174       150
Other income ....................................................................       112         57            253       262
                                                                                    -------    -------        -------   -------
 Total non-interest income ......................................................       268        131            582       575
                                                                                    -------    -------        -------   -------
Total operating expense .........................................................     1,509      1,324          2,921     2,744
                                                                                    -------    -------        -------   -------
 Income before taxes on income ..................................................     1,196        848          2,594     2,087
Taxes on income .................................................................       354        246            790       634
                                                                                    -------    -------        -------   -------

 Net income .....................................................................   $   842    $   602        $ 1,804   $ 1,453
                                                                                    =======    =======        =======   =======


Earnings per share-basic ........................................................   $  0.11    $  0.08        $  0.24   $  0.21
                                                                                    =======    =======        =======   =======
 -diluted .......................................................................   $  0.11    $  0.08        $  0.23   $  0.20
                                                                                    =======    =======        =======   =======
Weighted average shares outstanding-basic .......................................     7,480      7,185          7,413     7,067
                                                                                    =======    =======        =======   =======

 -diluted .......................................................................     8,720      8,439          8,653     8,305
                                                                                    =======    =======        =======   =======

                               American Bank, Inc.
                         Selected Financial Information



                                                                       Unaudited
                                                                     For the Three
                                                                 Months Ended June 30,
                                                                2005             2004
                                                                ----             ----
Performance
Ratios(1):
Return on assets (ratio of net income to
  average total assets) ................................         0.65%           0.47%
Return on equity (ratio of net income
   to average equity) ..................................         7.66%           6.39%
Net interest margin (ratio of net interest income
  divided by average earning assets) ...................         2.08%           1.79%
Ratio of operating expense to average total assets .....         1.16%           1.05%
Efficiency ratio (ratio of operating expenses divided by
  net interest income plus non-interest income) ........        52.49%          57.29%


Asset Quality Ratios:
Non-performing assets to total assets at end of period .         0.01%           none
Allowance for loan losses to non-performing loans ......      7475.82%           n/a
Allowance for loan losses to loans receivable ..........         1.12%           1.16%

Regulatory Capital Ratios-Bank:
Tier I to average assets ...............................         8.40%           7.78%
Tier I to risk weighted assets .........................        12.50%          14.25%
Total capital to risk weighted assets ..................        13.40%          15.21%

-------------------------
(1) Ratios for the three month periods are annualized.